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                                                                    Exhibit 23.6







                                  CONSENT


We consent to the reference to our firm and to the summary of our opinion under the caption "Tax Considerations Under the Laws of Switzerland" in both Prospectuses contained in the Registration Statement on Form F-3 (such Registration Statement also constituting Pre-Effective Amendment No. 2 to Registration Statement No. 333-64844 and Post Effective Amendment No. 4 (as amended) to Registration Statement No. 333-46930) relating to the registration of up to US$4,624,850,000 of debt securities and warrants and trust preferred securities and to the inclusion of our opinion dated December 12, 2002 in connection therewith by UBS AG, UBS Preferred Funding Trust IV and UBS Preferred Funding Trust V.



                                          Ernst & Young Ltd.




                                  /s/ Alfred Preisig        /s/ Giuseppe Giglio
                                  ------------------        -------------------
                                  Alfred Preisig            Giuseppe Giglio
                                  Partner Tax               Senior Manager Tax







Zurich, Switzerland
December 12, 2002